Exhibit 99.1

Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
470-448-5561
CorporateCommunications@Avanos.com

AVANOS MEDICAL, INC. ANNOUNCES SHARE REPURCHASE AUTHORIZATION

ALPHARETTA, Ga., Dec. 15, 2021 /PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today announced that its Board of Directors has approved a share repurchase program authorizing Avanos to purchase up to $30 million of the company’s common stock. The Company expects to fund repurchases under this program from the company’s existing cash or future cash flow.

The Company has established a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Rule 10b5-1 trading plan will permit common stock to be repurchased over a twelve-month period. The Rule 10b5-1 trading plan will be administered by an independent broker and will be subject to preset price, volume and timing restrictions set forth in the plan.

“Over the past 18 months we have spent significant effort settling a range of litigation matters, which has created clarity around our free cash flow generation,” said Avanos Chief Executive Officer Joe Woody. “We are confident in our strategy, have a strong balance sheet to support both our organic and inorganic growth initiatives, and believe that using some capital to invest in ourselves is prudent at these stock levels.”

There is no assurance as to the amount, timing or prices of repurchases, all of which will vary based on market conditions and other factors, as well as being subject to the parameters set forth in the plan intended to comply with the requirements of Rule 10b-18 under the Exchange Act.

About Avanos Medical: Avanos Medical, Inc. (NYSE: AVNS) is a medical technology company focused on delivering clinically superior breakthrough medical device solutions to improve patients' quality of life. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today's most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands

Exhibit 99.1
in more than 90 countries. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.

SOURCE Avanos Medical, Inc.

Note Regarding Forward-Looking Statements
This press release contains information that includes or is based on "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as "may," "believe”, "will," “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions, among others. The "forward-looking statements" include, without limitation, statements regarding the Company's expectations regarding free cash flow, its ability to execute on its strategy, and the timing and amount of the Company’s share repurchases. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Actual results could differ materially from those expected as a result of a variety of factors, including weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; risks related to the ongoing COVID-19 pandemic; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and other periodic reports filed with the Securities and Exchange Commission.